Exhibit 99.1
AXT, Inc. Updates Expectations for the Forth Quarter 2018
January 14, 2019
Page 1 of 2

AXT, Inc. Updates Expectations for the Fourth Quarter 2018

FREMONT, Calif., Jan. 14, 2019 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today provided an update to its expectations for its fourth quarter 2018 financial results, which will be announced on February 20, 2019.

The company now expects fourth quarter revenue to be in the range of $22.0 million to $22.4 million. The revised revenue expectation is down from the company’s previous guidance of $26.5 million to $27.5 million, provided at its third quarter earnings announcement on October 31, 2018.

“AXT saw a significant slowdown during the last two months of the quarter,” said Morris Young, chief executive officer.  “The business climate grew increasingly cautious over the quarter and customers generally did not follow through with the level of orders they had previously forecasted.  As a result, revenue for all our product lines came in below our expectations. We remain optimistic about the many drivers for our business growth, including data center connectivity, PON, LED lighting, 3-D sensing, 5-G wireless, among others. We believe our new manufacturing facilities, technological proficiency, and efficient cost structure position us well to benefit when the demand environment strengthens.”

The company also announced that one of its partially owned supply chain companies was required to temporarily shut down during the fourth quarter to install manufacturing improvements mandated by a regional environmental agency.  Under the equity method of accounting, AXT will incur a charge of $1.1 million, which represents AXT’s 25 percent ownership of this company.  The supply chain company resumed production and operations later in Q4.

Conference Call

The estimated financial results for the fourth quarter of fiscal 2018 are preliminary and subject to change upon completion of the company’s year-end financial audit process. The company will announce its full financial results for the fourth quarter 2018 in a press release immediately following the close of market on February 20, 2019.  The company will also host a conference call to discuss these results on February 20, 2019 at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 9999917). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 9999917) until February 26, 2019. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

AXT, Inc. Third Quarter 2018 Results
October 31, 2018

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.   AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) process technology for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines; possible factory shutdowns as a result of air pollution in China; the financial performance of our partially owned supply chain companies; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.